Exhibit 10.1

EXECUTION VERSION

AMENDMENT NO. 2 TO CREDIT AGREEMENT

This Amendment No. 2 to Credit Agreement, dated as of September 15, 2004 (this “Amendment”), is entered into by and among Blue Ridge Paper Products Inc., a Delaware corporation (“Borrower”), as Borrower; Blue Ridge Holding Corp., a Delaware corporation (“Holdings”), as a Credit Party; BRPP, LLC, a North Carolina limited liability company (the “IP Subsidiary”), as a Credit Party; and General Electric Capital Corporation, as a Lender and as Agent for Lenders (in such capacity, “Agent”).

RECITALS

A.            Borrower, Holdings, the IP Subsidiary, Agent and Lender are parties to that certain Credit Agreement, dated as of December 17, 2003 (as amended by Amendment No. 1 thereto, dated as of February 17, 2004, and as from time to time hereafter further amended, restated, supplemented or otherwise modified and in effect, the “Credit Agreement”), pursuant to which Lender has made and will hereafter make loans and advances and other extensions of credit to Borrower.

B.            Borrower, Agent and Lender are desirous of amending the Credit Agreement as and to the extent set forth herein and pursuant to, and subject to, the terms and conditions set forth in this Amendment.

C.            This Amendment shall constitute a Loan Document and these Recitals shall be construed as part of this Amendment.  Capitalized terms used herein without definition are so used as defined in the Credit Agreement and Annex A thereto.

NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.             Amendments to Credit Agreement.

1.1.          The aggregate Commitments and Revolving Loan Commitments under the Credit Agreement are hereby increased from $45,000,000 to $50,000,000.  Annex J to the Credit Agreement is hereby amended and restated in its entirety as set forth on the form of Annex J attached hereto.

1.2.          Paragraph (b) of Annex G (Financial Covenants) to the Credit Agreement is amended and restated in its entirety as follows:

“(b)         Minimum Fixed Charge Coverage Ratio.  If at any time other than during the period beginning September 15, 2004 and ending January 15, 2005, Borrowing Availability falls below $15,000,000, or if at any time during the period beginning September 15, 2004 and ending January 15, 2005, Borrowing Availability falls below $10,000,000, then, for the most recently ended Fiscal Quarter and for each Fiscal Quarter thereafter, Borrower and its Subsidiaries shall have on a consolidated basis at the end of each such Fiscal Quarter, a Fixed Charge Coverage Ratio for the 12-month period then ended of not less than 1.10 to 1.00.”

2.             Representations and Warranties.  Borrower and the IP Subsidiary jointly and severally represent and warrant to Agent and Lender that the execution, delivery and performance by Borrower and the IP Subsidiary of this Amendment (a) have been duly authorized by all necessary action on the part of Borrower and the IP Subsidiary, and (b) do not and will not conflict with, result in the breach or termination of, constitute a default under, or accelerate or permit the acceleration of any performance required by, any indenture (including, without limitation, the Senior Secured Notes Indenture), mortgage, deed of trust, lease, agreement or other instrument to which Borrower or the IP Subsidiary is a party.

3.             Conditions to Effectiveness.  The effectiveness of this Amendment is expressly conditioned upon the satisfaction of each of the following conditions precedent in a manner acceptable to Agent:

3.1.          Agent’s receipt of counterparts of this Amendment, duly executed by Borrower, Holdings, the IP Subsidiary, Agent and Lender.

3.2.          No Default or Event of Default shall have occurred and be continuing or would result from the effectiveness of this Amendment.

3.3.          The representations and warranties contained in Section 2 of this Amendment shall be true, correct and complete.

3.4.          Borrower shall have paid an amendment fee to Agent and Lender in the amount of $50,000.

3.5.          Borrower shall have delivered to Agent copies of resolutions of Borrower’s board of directors approving this Amendment, certified by an officer of Borrower as being in full force and effect as of the date hereof without any amendments or modifications thereto.

4.             Reference to and Effect Upon the Credit Agreement and other Loan Documents.

4.1.          The Credit Agreement, the Notes and each other Loan Document shall remain in full force and effect and each is hereby ratified and confirmed by Borrower, Holdings and the IP Subsidiary.  Without limiting the foregoing, the Liens granted pursuant to the Collateral Documents shall continue in full force and effect and the guaranties of Holdings and the IP Subsidiary shall continue in full force and effect.

4.2.          Each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or any other word or words of similar import shall mean and be a reference to the Credit Agreement as amended hereby, and each reference in any other Loan Document to the Credit Agreement or any word or words of similar import shall be and mean a reference to the Credit Agreement as amended hereby.

5.             Counterparts.  This Amendment may be executed in any number of counterparts, each of which when so executed shall be deemed an original but all such counterparts shall constitute one and the same instrument.  A counterpart signature page delivered by fax transmission shall be as effective as delivery of an originally executed counterpart.

6.             Costs and Expenses.  As provided in Section 11.3 of the Credit Agreement, Borrower shall pay the fees, costs and expenses incurred by Agent in connection with the preparation, execution and delivery of this Amendment (including, without limitation, reasonable attorneys’ fees).

7.             GOVERNING LAW.  THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE INTERNAL LAWS (AS OPPOSED TO CONFLICTS OF LAW PROVISIONS) OF THE STATE OF NEW YORK.

8.             Headings.  Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, this Amendment has been duly executed as of the date first written above.

BLUE RIDGE PAPER PRODUCTS INC., as Borrower

By:
Title:

BLUE RIDGE HOLDING CORP., as a Credit Party

By:
Title:

BRPP, LLC, as a Credit Party
By:	Blue Ridge Paper Products Inc., sole Member and Manager

By:
Title:

GENERAL ELECTRIC CAPITAL CORPORATION,
as Agent and Lender

By:
Title: Duly Authorized Signatory

AMENDMENT NO. 2 TO BLUE RIDGE CREDIT AGREEMENT